Exhibit 99.5

ASSET REPRESENTATIONS REVIEW AGREEMENT

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of December 11, 2019 (this “Agreement”), by and among CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”), ALLY BANK, a Utah chartered bank (in its capacity as sponsor, the “Sponsor”) and ALLY AUTO RECEIVABLES TRUST 2019-4, a Delaware statutory trust (the “Trust”).

1. Description of Services.

The Sponsor has retained the Asset Representations Reviewer to perform a review (the “Asset Representations Review” or the “Services”) on certain delinquent receivables (each, a “Receivable”) owned by the Trust. The Services are designed to determine whether, for each Receivable and subject to the terms of this Agreement, the Tests (as defined in Section 2.1) are satisfied or not satisfied with respect to the representations and warranties made about each such Receivable in Section 3.01 of the Pooling Agreement, dated as of the date hereof (the “Pooling Agreement”), between Ally Auto Assets LLC (the “Depositor”) and the Sponsor.

Capitalized terms used herein but not defined herein shall have the meanings given in Part I of Appendix A to the Servicing Agreement, dated as of the date hereof, by and among Ally Bank (in its capacity as servicer, the “Servicer”), the Depositor and the Trust. The rules of construction set forth in Part II of Appendix A to the Servicing Agreement shall be applicable to this Agreement.

The provision of the Asset Representations Review is contingent upon the Asset Representations Reviewer’s ability to be provided with the Required Documents (as defined in Section 2.1), as well as upon the Asset Representations Reviewer having direct contact with the Sponsor regarding questions and documents necessary to complete its review of the Receivables.

The Sponsor expressly acknowledges and agrees that the Asset Representations Reviewer is performing the Services as an independent contractor, and the Asset Representations Reviewer shall operate independently and without undue influence from any beneficial owner or holder of the securities issued by the Trust or the parties hereto, including the Sponsor. In furtherance of the foregoing, the Sponsor acknowledges and agrees that the Asset Representations Reviewer’s Test findings are solely based on the Asset Representations Reviewer’s independent assessment of the Tests (as defined below), and are independent of the Sponsor’s analysis or analysis by a beneficial owner of the Trust’s securities. The Sponsor agrees that the Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the Pooling Agreement.

2. Scope of Services.

2.1 Data Required to Perform Services.

Upon receipt of an Asset Representations Review Notice as described in Section 5.17(d) of the Indenture, the Sponsor shall provide the list of Receivables to be subject to the Asset Representations Review (the “Reviewable Receivables”). The Asset Representations Reviewer

is not required to verify that the triggers needed to initiate an Asset Representations Review were met, to determine which Receivables are subject to an Asset Representations Review, to verify the accuracy or completeness of the Reviewable Receivables or to determine whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, and is entitled to conclusively rely on the information in any Asset Representations Review Notice delivered by the Sponsor to the Asset Representations Reviewer. The Asset Representations Reviewer shall not start an Asset Representations Review until an Asset Representations Review Notice is received, and shall not take any action or cause any other party to take any action under any of the Basic Documents to enforce any remedies for breaches of representations or warranties with respect to the Receivables.

For the Reviewable Receivables, the Sponsor shall provide the Asset Representations Reviewer with the documents (the “Required Documents”) identified in the Agreed Upon Procedures as set forth on Attachment 1 (the “AUPs”) for each representation test (collectively, the “Tests”).

Within sixty (60) days of the delivery of an Asset Representations Review Notice, the Sponsor shall provide, or cause to be provided, the Asset Representations Reviewer with the Required Documents for all of the Reviewable Receivables.

The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Required Documents are accurate and complete in all material respects and not misleading in any material respect. The Sponsor acknowledges that belatedly delivered, incomplete, inaccurate or misleading information could materially affect the value, timing, completeness and outcome of the Asset Representations Review provided by the Asset Representations Reviewer under this Agreement.

The Sponsor and the Asset Representations Reviewer agree and understand that the Sponsor may redact from the Required Documents any PII (as defined in Section 6.10.1); provided that any such removed or redacted data shall not change the meaning or usefulness of the files and information necessary to complete the Services. The Sponsor acknowledges that (i) the Asset Representations Reviewer may, in its sole discretion, determine that certain Receivables files were incorrectly redacted (i.e., the redaction obscures information necessary to complete any Test) and may request additional information in order to complete the related Test; and (ii) that the Asset Representations Reviewer is not and shall not be responsible if PII is published on the Form 10-D if the Form 10-D Summary Report provided by the Asset Representations Reviewer did not include PII.

Unless otherwise specified in an amendment to this Agreement, the Services to be provided by the Asset Representations Reviewer are described in Sections 2.2 and 2.3.

2.2 Set-up Activities.

Upon execution of this Agreement, the Asset Representations Reviewer shall build the AUPs into its system. To manage the Tests, the Asset Representations Reviewer shall leverage a business process management (“BPM”) system which provides systematic control over each step in the review process and ensures consistency and repeatability among the reviews. The BPM system shall allow for each individual Receivable Test to be tracked and stored within a database.

Test criteria for each representation and the Asset Representations Reviewer’s review processes shall be loaded into the BPM system and shall be accessible by the Asset Representations Reviewer’s file review, quality control specialist and management staff. Test criteria shall be consistently applied against each Receivable, as applicable to the Test, to assess that all requirements are tested. Inputs from the review at the Test level shall be stored and tracked so as to allow for process transparency, quality control and results reporting.

2.3 Asset Representations Review.

For each Reviewable Receivable, the Asset Representations Reviewer shall perform the Tests, as outlined in the AUPs and described in Attachment 1. The Asset Representations Reviewer shall complete the Asset Representations Review of each Reviewable Receivable within sixty (60) days of receiving the Required Documents.

The Asset Representations Review period may be extended by up to an additional thirty (30) days if the Asset Representations Reviewer requests missing documents or clarifications, as described in Sections 2.3.3 and 2.3.4.

The Asset Representations Review is not designed to determine any of the following:

•	Reason for delinquency;

•	Creditworthiness of the obligor, either at the time of the Asset Representations Review or at the origination date;

•	Overall quality of any Receivable;

•	Whether the Servicer has serviced any Receivable in compliance with the Servicing Agreement;

•	Whether noncompliance with the representations or warranties constitutes a breach of the provisions of the Pooling Agreement; or

•	To establish cause, materiality or recourse for any Test.

The parties confirm that the Asset Representations Reviewer is not responsible for any obligations not set forth herein, including (a) reviewing the Receivables for compliance with the representations under the Pooling Agreement, except as described in this Agreement or (b) determining whether noncompliance with the representations constitutes a breach of any of the provisions of the Pooling Agreement.

2.3.1

Tests. Based on the AUPs, the Asset Representations Reviewer shall review the Required Documents to determine whether, for each Reviewable Receivable, (a) there was evidence that the applicable Test for such Reviewable Receivable was satisfied, (b) there was evidence that the applicable Test for such Reviewable Receivable was not satisfied or (c) the Test could not be completed as a result of missing or insufficient Required Documents for a Reviewable Receivable. Each Test shall be performed individually.

The Asset Representations Reviewer may, at its sole discretion, review additional information that is not required for the Asset Representations Review as defined by the AUPs, but it is not required to do so.

2.3.2

Multiple Reviews. If more than one Asset Representations Review Notice is delivered, the Asset Representations Reviewer shall identify Receivables previously reviewed and shall not conduct any additional Asset Representations Review of any such Receivables. The Asset Representations Reviewer shall include such duplicate Receivables in its findings report and shall include the original findings for each Test with a notation that such results relate to a previous Asset Representations Review.

2.3.3

Missing Documents. The Asset Representations Reviewer shall complete the Asset Representations Review of each Reviewable Receivable only using documentation that is made available by or on behalf of the Sponsor. Upon receipt of the Required Documents, the Asset Representations Reviewer shall complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete information in each Reviewable Receivable’s file, even though there may still be instances where certain pieces of information for an individual Reviewable Receivable are missing or incomplete. Once the Asset Representations Reviewer has confirmed that a sufficient number of the Required Documents is available to conduct its review, it shall commence the Services. In instances where a Required Document is not accessible or is clearly unidentifiable or illegible, the Asset Representations Reviewer shall request that the Sponsor provide an updated copy of such Required Document. The Sponsor must provide, or cause to be provided, any missing document to the Asset Representations Reviewer within fifteen (15) days of notification of the Sponsor by the Asset Representations Reviewer that such document is missing. In the event a missing document is not provided within such timeframe, the Asset Representations Reviewer file review staff shall categorize the results of the related Test as “Unsatisfied Test – Missing Required Documents” (as defined below) and note that such documentation is missing.

2.3.4

Clarifications. Following the Asset Representations Reviewer’s delivery of the Preliminary Reports (as defined below) to the Sponsor as outlined in Section 3.1, the Sponsor may, in its discretion, submit additional information and clarifications to the Asset Representations Reviewer which the Asset Representations Reviewer shall analyze and consider in preparing its Final Report (as defined below). The Sponsor must provide, or cause to be provided, additional information and clarifications to the Asset Representations Reviewer within fifteen (15) days of notification by the Asset Representations Reviewer. In the event additional information or clarifications are not provided within this timeframe, the Asset Representations Reviewer shall consider the Preliminary Reports final.

2.3.5	Completion of Review for Certain Review Receivables. Following the delivery of the list of Reviewable Receivables and before the delivery of a Preliminary

Report or the Final Report by the Asset Representations Reviewer, the Servicer or the Sponsor may notify the Asset Representations Reviewer if a Reviewable Receivable is paid in full, substituted or repurchased by the Sponsor, the Depositor or the Servicer pursuant to Section 2.07 of the Servicing Agreement, Section 2.04(a) of the Trust Sale Agreement or Section 4.04 of the Pooling Agreement. On receipt of such notice, the Asset Representations Reviewer shall terminate all Tests of such Reviewable Receivable and the Asset Representations Reviewer file review staff shall categorize the results of all Tests of the related Reviewable Receivable as “Satisfied Test” (as defined below).

2.3.6

Termination of Review. If an Asset Representations Review is in process and the publicly registered Notes will be paid in full on the next Distribution Date pursuant to Section 8.01 of the Servicing Agreement, the Sponsor shall notify the Asset Representations Reviewer no less than ten days before the applicable Distribution Date on which such Notes will be paid in full and the Asset Representations Reviewer shall terminate the Asset Representations Review immediately and have no obligation to deliver any related Preliminary Reports or Final Reports.

3. Deliverables.

Upon completion of each Test for each Reviewable Receivable, the Asset Representations Reviewer shall record a finding based on the issues discovered. Findings categories are listed as follows:

•	Evidence that the applicable Test was satisfied (“Satisfied Test”);

•	Evidence that the applicable Test was not satisfied (“Unsatisfied Test”); and

•	Test incomplete as a result of missing or insufficient documentation (“Unsatisfied Test — Missing Required Documents”).

3.1 Preliminary Reports.

Upon completion of the Asset Representations Review, the Asset Representations Reviewer shall provide the Sponsor with “Preliminary Reports,” including Receivable-level and Test-level findings and issues identified. At that time, the Sponsor has the option of electing to provide any missing documentation or clarification requested pursuant to Section 2.3.3 or Section 2.3.4. If the Sponsor elects not to provide any additional information, the Asset Representations Reviewer shall publish its Final Reports (as described in Section 3.2).

3.2 Final Reports.

Within ninety (90) days of receipt of the Required Documents, the Asset Representations Reviewer shall publish its findings to the Sponsor and the Indenture Trustee. The Asset Representations Reviewer shall provide the Sponsor and the Indenture Trustee with the following reports as a result of the Asset Representations Review (collectively, the “Final Reports”):

Indenture Trustee Detail Exception Report. A Receivable-level listing of the findings for each Test. The report shall also contain descriptive information supporting the Asset Representations Reviewer’s findings pertaining to any Test with respect to which a result of “Unsatisfied Test” or “Unsatisfied Test – Missing Required Documents” is recorded.

Indenture Trustee Detail Report (All Tests). An AUP Test-level listing of the responses input into the BPM system by the Asset Representations Reviewer file review staff.

Form 10-D Summary. A representation-level listing of the issues identified by each Test. The Form 10-D Summary shall not include Receivable-level information or PII, and shall only include aggregated data for distribution to investors. The Asset Representations Reviewer shall not be responsible for filing any Form 10-D Summary or related document.

3.3 Questions.

After submission of the Final Reports, and only during the Retention Period (as defined in Section 6.1), the Asset Representations Reviewer shall respond to reasonable questions about its Asset Representations Review findings or reports. All questions must be directed to the Asset Representations Reviewer by the Sponsor or the Trust in writing, and in a reasonable format and frequency. If an investor contacts the Asset Representations Reviewer directly, the Asset Representations Reviewer shall direct the investor to contact the Servicer and shall inform the Sponsor of any questions. The Asset Representations Reviewer’s responses, if any, shall be in written form and provided to the Sponsor and the Servicer.

3.4 Additional Services and Deliverables.

The Asset Representations Reviewer shall have no obligation to provide services or deliverables that are not specified in this Agreement. If the Sponsor requests that the Asset Representations Reviewer provide additional services or deliverables, the Asset Representations Reviewer shall determine, in the exercise of its reasonable discretion, whether and on what terms it will be willing to provide such additional services or deliverables. The Sponsor and the Asset Representations Reviewer, as applicable, shall mutually agree in writing to the terms of any such additional services or deliverables. For the avoidance of doubt, the Sponsor understands and confirms that nothing contained herein shall serve to require the Asset Representations Reviewer to provide services in anticipation, furtherance or support of litigation, arbitration or any administrative proceeding, whether against the Sponsor, any investor in the securities of the Trust or any other party. The Asset Representations Reviewer shall obtain the consent of the Sponsor prior to accepting any engagement by any party to the Basic Documents with respect to the Receivables or other assets of the Trust that is or may be in conflict with or adverse to the Sponsor.

4.	Obligations of the Sponsor.

The Sponsor agrees to provide the Asset Representations Reviewer with the following:

•	Reasonable access to the Sponsor;

•	Complete AUPs;

•	Required Documents; and

•	Other related information reasonably requested by the Asset Representations Reviewer to perform the Services hereunder.

5. Compensation.

5.1 Fees. As compensation for the Asset Representations Review, the fees set forth in this Section 5 are payable to the Asset Representations Reviewer.

5.2 Asset Representations Reviewer Annual Fee.

On the Closing Date, and each anniversary thereafter, the Sponsor shall pay the Asset Representations Reviewer a fee equal to $5,000.00 per annum (the “Annual Fee”); provided, however, the Sponsor shall be entitled to pay the Annual Fee, annually or monthly at its election; provided further, that in the year in which all public Notes are paid in full, the Annual Fee shall be reduced pro rata by an amount equal to the days of the year in which the public Notes are no longer outstanding.

5.3 Asset Representations Review Costs.

Upon the completion of an Asset Representation Review, the Asset Representations Reviewer shall be entitled to receive an aggregate fee equal to $200.00 per Receivable reviewed in the related Asset Representations Review (the “Asset Representations Review Fee”). On each Distribution Date, available Trust funds shall be used in accordance with Section 4.06 of the Servicing Agreement to pay the Asset Representations Review fees, expenses and indemnities due and owing under this Agreement.

6. Additional Terms related to the Asset Representations Reviewer.

6.1 Retention of the Sponsor Records.

The Asset Representations Reviewer shall have no obligation to retain information supplied to it, the Preliminary Reports, the Final Reports or any other reports generated by it pursuant to this Agreement (the “Sponsor Records”) for longer than two (2) years following the filing of all required reports described in this Agreement (the “Retention Period”). At the expiration of the Retention Period, the Asset Representations Reviewer shall return Sponsor Records to the Sponsor in electronic format. Upon the return of the Sponsor Records, the Asset Representations Reviewer shall have no obligation to respond to inquiries concerning any Asset Representations Review.

6.2 [Reserved]

6.3 Indemnification, Limitation of Liability.

6.3.1

Limitation of Liability. The Asset Representations Reviewer and its directors, officers, employees and agents shall not be liable to any person for any action taken, or not taken, in its capacity as Asset Representations Reviewer pursuant to this Agreement, in good faith pursuant to this Agreement, or for errors in judgment or for actions taken in reliance upon inaccurate information provided to it by others. However, the Asset Representations Reviewer shall be liable for its negligence, willful misconduct or bad faith.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT, TORT, UNDER ANY WARRANTY OR ANY OTHER THEORY OF LIABILITY, FOR ANY INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST BUSINESS OR PROFITS.

6.3.2

Indemnification by the Asset Representations Reviewer. The Asset Representations Reviewer shall indemnify the Sponsor and its directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities resulting from (a) the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s breach of any of its representations or warranties contained in this Agreement or (c) third party claims of intellectual property infringement. The Asset Representations Reviewer’s obligations under this Section 6.3.2 shall survive the termination of this Agreement or the removal of the Asset Representations Reviewer as Asset Representations Reviewer for the Trust.

6.3.3

Indemnification by the Sponsor. The Sponsor shall, or shall cause the Trust to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of participating in or defending itself against any loss, damage or liability, whether in a proceeding brought pursuant to Section 6.8 of this Agreement or otherwise), but excluding any costs, expenses, losses, damages or liabilities resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Sponsor’s obligations under this Section 6.3.3 shall survive the termination of this Agreement.

6.4 Disclaimers

The Sponsor expressly agrees that the Asset Representations Reviewer is not advising the Sponsor or any investor or future investor concerning the suitability of the securities issued by the Trust or any investment strategy. The Sponsor expressly acknowledges and agrees that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory or legal matters and that the Asset Representations Reviewer does not provide legal advice as to any matter. The Sponsor agrees to rely on its own professional advisors with respect to all such matters.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSET REPRESENTATIONS REVIEWER MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.5 Resignation.

The Asset Representations Reviewer may not resign, unless (i) it ceases to be an Eligible Asset Representations Reviewer (as such term is defined below), (ii) it becomes legally unable to act or (iii) the Trust consents to its resignation. The Asset Representations Reviewer shall give the Sponsor and the Trust sixty (60) days prior notice of its resignation. The Trust may remove the Asset Representations Reviewer if the Asset Representations Reviewer (a) becomes legally unable to act or becomes subject to a bankruptcy, (b) ceases to be an Eligible Asset Representations Reviewer (as such term is defined below) or (c) breaches any of its representations, warranties, agreements or covenants contained herein. Subject to the provisions of Section 8.7, no resignation or removal of the Asset Representations Reviewer shall be effective until a successor Asset Representations Reviewer is in place. The Sponsor shall be responsible for any costs associated with the termination of the Asset Representations Reviewer and the appointment of a successor. The successor Asset Representations Reviewer must be an Eligible Asset Representations Reviewer. An “Eligible Asset Representations Reviewer” is an entity that (i) is not affiliated with the Sponsor, the Servicer, the Trust, the Owner Trustee or the Indenture Trustee or any of their affiliates and (ii) was not engaged or affiliated with an entity that was engaged by any underwriter for the Notes or the Sponsor to perform pre-closing due diligence on the Trust or the Receivables.

6.6 Disclosure.

6.6.1

Consent to Filing. The Asset Representations Reviewer hereby consents to the filing of this Agreement and the AUPs with the Securities and Exchange Commission (the “SEC”) on any form permitted from time to time by the rules and regulations of the SEC.

6.6.2

Prospectus Disclosure. The Asset Representations Reviewer hereby represents and warrants that the following statements, which have been made for the purpose of, and have been provided by the Asset Representations Reviewer for, inclusion in the Preliminary Prospectus, dated November 29, 2019, and the Prospectus, dated December 4, 2019 (together, the “Offering Documents”), were, as of the date of the Offering Documents, true and correct in all material respects and did not contain any untrue statement of a material fact or omit a statement of a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading:

Clayton Fixed Income Services LLC, a Delaware limited liability company (the “asset representations reviewer”), is the asset representations reviewer appointed under the asset representations review agreement. The asset representations reviewer is a wholly-owned subsidiary of Radian Group, Inc., and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.

The asset representations reviewer and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. The asset representations reviewer and its affiliates have performed over 12 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although the asset representations reviewer and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans. The asset representations reviewer has been engaged on more than 300 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

6.7 Insurance. For and during the Term of this Agreement, the Asset Representations Reviewer shall secure and maintain at its own expense insurance of the type set forth below and in an amount that is reasonable and customary for a business of the Asset Representations Reviewer’s size (the “Asset Representations Reviewer Coverage”):

6.7.1

Workers’ compensation insurance in accordance with all federal and state statutory requirements and employer’s liability insurance. The Asset Representations Reviewer and its underwriter shall waive subrogation against the Sponsor.

6.7.2

Commercial general liability insurance in an amount as would customarily be maintained by similar businesses and including all contractual liability for such injury or damage assumed by the Asset Representations Reviewer under this Agreement. This policy shall cover liability arising from premises and operations, independent contractors, products/completed operations, personal and advertising injury and blanket contractual liability.

6.7.3	Commercial automobile liability insurance, including all statutory coverage for all jurisdictions of operation.

6.7.4	Umbrella liability insurance with respect to workers’ compensation, commercial general liability and commercial automobile liability.

6.7.5	Blanket crime coverage, including coverage for losses from employee dishonesty covering liability against direct and verifiable losses of money, securities,

products, equipment, material and other property of the Sponsor caused by theft or forgery by identifiable employees of the Asset Representations Reviewer acting alone or in collusion with others.

6.7.6

Professional errors and omissions liability insurance appropriate to the Asset Representations Reviewer’s profession. Coverage should be for a professional error, act or omission arising out of the scope of Services set forth in this Agreement.

6.7.7

Computer crime and privacy liability covering actual or alleged acts, errors or omissions committed by the Asset Representations Reviewer, its agents or employees. The policy shall expressly provide, but not be limited to, coverage for the following perils:

(i)	unauthorized use/access of a computer system; and

(ii)	failure to protect Confidential Information (as defined below) (both personal and commercial information) from disclosure.

The Asset Representations Reviewer Coverage must not exclude Claims between the Sponsor and the Asset Representations Reviewer. All of the foregoing policies shall be issued by insurance companies having an “A-” rating or better by A.M. Best Company. These insurance provisions set forth the scope of coverage to be maintained by the Asset Representations Reviewer and are not to be construed in any way as a limitation or release of the Asset Representations Reviewer’s liability under this Agreement or as a representation that such coverage and limits will necessarily be adequate to protect the Asset Representations Reviewer. The Asset Representations Reviewer shall not self-insure any of its obligations under this Agreement without full disclosure to the Sponsor of its intention to self-insure. Any and all deductibles specified in the Asset Representations Reviewer Coverage policies shall be assumed by, for the account of and at the sole risk of the Asset Representations Reviewer. All policies of insurance procured by the Asset Representations Reviewer shall be written as primary policies, not contributing with, nor in excess of coverage carried by the Sponsor. The purchase of appropriate insurance coverage by the Asset Representations Reviewer or the furnishing of certificates of insurance shall not release or limit the Asset Representations Reviewer from its respective obligations or liabilities under this Agreement.

Upon request from the Sponsor, the Asset Representations Reviewer shall furnish certificates of insurance evidencing any of the foregoing Asset Representations Reviewer Coverage. The Asset Representations Reviewer shall provide no less than thirty (30) days prior written notice of cancellation, material modification, reductions in coverage or non-renewal to the Sponsor. In the event that any Services under this Agreement are to be rendered by persons other than the Asset Representations Reviewer’s own employees, the Asset Representations Reviewer shall arrange for such persons to forward to the Sponsor upon request certificates of insurance evidencing such amounts, in such form and with such insurance companies as are satisfactory to the Sponsor. The Asset Representations Reviewer shall remain fully responsible for liabilities.

6.8 Dispute Resolution.

If a Receivable that was previously reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding as described in Section 3.4 of this Agreement, the Asset Representations Reviewer shall participate in the dispute resolution proceeding on request of a party to the proceeding. The Asset Representations Reviewer shall be entitled to compensation for its participation pursuant to the terms of Section 6.3.3 of this Agreement.

6.9 Confidential Information.

6.9.1

Definition of Confidential Information. “Confidential Information” means oral, written or electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)	lists of Receivables subject to review and any related documents;

(ii)	origination and servicing guidelines, policies and procedures and form contracts; and

(iii)	notes, analyses, compilations, studies or other documents or records prepared by the Sponsor, which contain information supplied by or on behalf of the Sponsor or its representatives.

Confidential Information does not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Asset Representations Reviewer, (B) was available to, or becomes available to, the Asset Representations Reviewer on a non-confidential basis from a person or entity other than the Sponsor before its disclosure to the Asset Representations Reviewer who, to the knowledge of the Asset Representations Reviewer, is not bound by a confidentiality agreement with the Sponsor and is not prohibited from transmitting the information to the Asset Representations Reviewer, (C) is independently developed by the Asset Representations Reviewer without the use of the Confidential Information, as shown by the Asset Representations Reviewer’s files and records or other evidence in the Asset Representations Reviewer’s possession or (D) the Sponsor provides permission to the Asset Representations Reviewer to release.

6.9.2

Treatment of Confidential Information. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Agreement, and shall implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information shall not, without the prior consent of the Sponsor, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel, other than for the purposes of performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it shall not (i) purchase or sell securities issued by the Sponsor or its affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

6.9.3

Protection of Confidential Information. The Asset Representations Reviewer shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements set forth in Section 2.1 and Section 6.10 of this Agreement.

6.9.4

Disclosure of Confidential Information. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information; provided, however, that before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, shall use its reasonable efforts to provide the Sponsor with notice of the requirement and shall cooperate, at the Sponsor’s expense, in the Sponsor’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Sponsor is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer shall disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

6.9.5

Responsibility for Breach. The Asset Representations Reviewer shall be responsible for a breach of this Section 6.9 by its officers, directors, employees, agents, representatives or affiliates, including its legal counsel.

6.9.6

Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Sponsor and the Sponsor may seek injunctive relief in addition to legal remedies. If an action is initiated by the Sponsor to enforce this Section 6.9, the prevailing party shall be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

6.10 Personally Identifiable Information.

6.10.1

Definition of Personally Identifiable Information. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, bank or credit card account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Sponsor PII” means PII furnished by the Sponsor, the Servicer or their affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

6.10.2

Use of Sponsor PII. The Sponsor does not grant the Asset Representations Reviewer any rights to Sponsor PII except as provided in this Agreement. The Asset Representations Reviewer shall use Sponsor PII only to perform its obligations under this Agreement or as specifically directed in writing by the Sponsor and shall only reproduce Sponsor PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Sponsor PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer shall protect and secure Sponsor PII. The Asset Representations Reviewer shall implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer shall implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Sponsor PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Sponsor PII, (iii) protect against unauthorized access to or use of Sponsor PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

6.10.3

Additional Limitations. In addition to the use and protection requirements described in Section 6.10.2, the Asset Representations Reviewer’s disclosure of Sponsor PII is also subject to the following requirements:

(i)

the Asset Representations Reviewer shall not disclose Sponsor PII to its personnel or allow its personnel access to Sponsor PII except (A) to the Asset Representations Reviewer’s personnel who require Sponsor PII in order to perform an Asset Representations Review, (B) with the prior consent of the Sponsor or the Servicer or (C) as required by applicable law. When permitted, the disclosure of or access to Sponsor PII shall be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer shall inform personnel with access to Sponsor PII of the confidentiality requirements in this Agreement and train its personnel with access to Sponsor PII on the proper use and protection of Sponsor PII; and

(ii)	the Asset Representations Reviewer shall not sell, disclose, provide or exchange Sponsor PII with or to any third party without the prior consent of the Sponsor or the Servicer.

6.10.4

Notice of Breach. The Asset Representations Reviewer shall notify the Sponsor and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Sponsor PII and, where applicable, immediately take action to prevent any further breach.

6.10.5

Return or Disposal of Sponsor PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Sponsor, all Sponsor PII in any medium in the Asset Representations Reviewer’s possession or under its control shall be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Sponsor, returned to the Sponsor without the Asset Representations Reviewer retaining any actual or recoverable copies, in each case, without charge to the Sponsor or the Servicer. Where the Asset Representations Reviewer retains Sponsor PII, the Asset Representations Reviewer shall limit its further use or disclosure of Sponsor PII to that required by applicable law.

6.10.6

Compliance; Modification. The Asset Representations Reviewer shall cooperate with and provide information to the Sponsor regarding the Asset Representations Reviewer’s compliance with this Section 6.10. The Asset Representations Reviewer and the Sponsor agree to modify this Section 6.10 as necessary from time to time for either party to comply with applicable law.

6.10.7

Audit of Asset Representations Reviewer. The Asset Representations Reviewer shall permit the Sponsor and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 6.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer and not more than once during any year unless circumstances necessitate additional audits. The Asset Representations Reviewer shall also permit the Sponsor during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

6.10.8

Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Sponsor’s or the Servicer’s affiliates or a third party when performing an Asset Representations Review, and if such affiliate or third party is identified to the Asset Representations Reviewer, such affiliate or third party is an intended third-party beneficiary of this Section 6.10, and this Agreement is intended to benefit the affiliate or third party. The affiliate or third party shall be entitled to enforce the PII-related terms of this Agreement against the Asset Representations Reviewer as if each were a signatory to this Agreement.

6.11 Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it shall permit authorized representatives of the Sponsor or the Servicer, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer shall permit the Sponsor’s or the Servicer’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Sponsor and the Servicer shall, and shall cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Sponsor or the Servicer reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents. The Asset Representations Reviewer shall maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

7.	Representations and Warranties

7.1	Representations and Warranties.

Upon the execution of this Agreement, the Asset Representations Reviewer represents and warrants to the Sponsor and the Trust that, unless otherwise provided, as of the date hereof:

7.1.1

Organization and Good Standing. The Asset Representations Reviewer has been duly formed and is validly existing and in good standing under the laws of its state of formation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

7.1.2

Due Qualification. The Asset Representations Reviewer is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, license or approval, unless the failure to obtain the qualification, license or approval would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

7.1.3

Power and Authority. The Asset Representations Reviewer has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement. The Asset Representations Reviewer has the power, authority and legal right to perform its obligations under this Agreement and the Asset Representations Reviewer’s execution, delivery and performance of this Agreement have been duly authorized by the Asset Representations Reviewer by all necessary limited liability company action.

7.1.4	Binding Obligation. This Agreement, when duly executed and delivered, shall be the legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

7.1.5

No Violation. The consummation by the Asset Representations Reviewer of this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or operating agreement (or similar organizational documents) of the Asset Representations Reviewer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Asset Representations Reviewer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law or, to the best of the Asset Representations Reviewer’s knowledge, any order, rule or regulation applicable to the Asset Representations Reviewer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or any of its properties, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

7.1.6

No Proceedings. As of the date of the Offering Documents and as of the date hereof, there were no proceedings or investigations pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect this Agreement, the performance by the Asset Representations Reviewer of its obligations under, or the validity or enforceability of, this Agreement or (D) that, individually or in the aggregate, would have a material adverse impact on investors in the notes being offered under the Offering Documents.

7.1.7	Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer (as defined in Section 6.5).

8.	Miscellaneous.

8.1	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK,

WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.2 Amendment.

This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Asset Representations Reviewer, the Sponsor and the Trust.

8.3 Notices.

All demands, notices and communications upon or to the Asset Representations Reviewer, the Sponsor or the Trust under this Agreement shall be delivered as specified in Appendix B to the Servicing Agreement.

8.4 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

8.5 Counterparts.

This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.6 Merger and Consolidation of the Sponsor.

Any corporation, limited liability company or other entity (i) into which the Sponsor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Sponsor shall be a party, (iii) succeeding to the business of the Sponsor or (iv) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or Ally Financial Inc., which corporation, limited liability company or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Sponsor under this Agreement, shall be the successor to the Sponsor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement.

8.7 Assignment.

8.7.1	Assignment. Except as stated in Sections 6.5 and 8.7.3, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Trust and the Sponsor.

8.7.2	Benefit of the Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and shall be binding on the parties to this Agreement and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Noteholders, is a third-party beneficiary of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Sponsor. No other Person shall have any right or obligation under this Agreement.

8.7.3

Merger, Consolidation or Assumption of Obligations. Any person or entity (a) into which the Asset Representations Reviewer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer shall be a party, (c) which acquires by conveyance, transfer or lease substantially all of the assets of the Asset Representations Reviewer, or (d) succeeding to the business of the Asset Representations Reviewer, which person or entity in any of these cases is an Eligible Asset Representations Reviewer and executes an agreement of assumption to perform all obligation of the Asset Representations Reviewer under this Agreement, shall be the successor to the Asset Representations Reviewer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. No such transaction shall be deemed to release the Asset Representations Reviewer from any obligation under this Agreement arising prior to its resignation, removal or replacement.

8.8 Governing Document.

In the event of a conflict between the terms of the Offering Documents, the Indenture, the Pooling Agreement and this Agreement with respect to the Asset Representations Reviewer, the terms of this Agreement shall control; provided, however, that to the extent that a conflict exists as a result of an interpretation or clarification of any term of this agreement or other legislation or rulemaking by any governmental entity, including the Securities and Exchange Commission, the parties hereto agree to amend this Agreement to address any such conflict.

8.9 Non-Exclusivity.

The Sponsor and the Asset Representations Reviewer acknowledge and agree that this Agreement is not an exclusive agreement, and that that during the period that the Asset Representations Reviewer is providing Services under this Agreement, the Asset Representations Reviewer may, directly or indirectly, contract with or associate with person(s), corporations, partnerships or other entities that compete with the Sponsor. Notwithstanding the above, the Asset Representations Reviewer shall continue to observe its confidentiality obligations hereunder.

8.10 Survival.

The following Sections of this Agreement shall survive the termination of this Agreement: Sections 2, 3.3, 3.4, 5, 6 and 7.

8.11 Severability.

If any paragraph or provision of this Agreement is deemed unenforceable, then the remaining paragraphs and provisions herein shall continue in force.

8.12 Independent Contractor.

The parties acknowledge that the Asset Representations Reviewer is acting as an independent contractor and that nothing in this Agreement shall be construed to create an agency, partnership, joint venture or employment relationship between the parties.

8.13 Entire Agreement; Modification.

This Agreement, and the material incorporated by reference, including the schedules and exhibits to this Agreement, constitutes the entire agreement between the parties and supersedes any prior or contemporaneous agreement or understanding, whether written or oral, concerning the subject matter hereof. No change or modification of, or waiver under, this Agreement shall be valid unless it is in writing and signed by duly authorized representatives of the Sponsor, the Trust and the Asset Representations Reviewer.

8.14 Waiver.

A waiver of a breach under this Agreement shall not be a waiver of any subsequent breach or default hereunder. Failure of either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

8.15 No Petition.

Notwithstanding any prior termination of this Agreement, the Asset Representations Reviewer shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes to the Note Distribution Account or, with respect to the Certificates, to the Certificateholders or the Certificate Distribution Account, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust under a federal or State bankruptcy or insolvency proceeding.

8.16 Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware, not in its individual capacity but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by the Owner Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Owner Trustee, in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Trust, to perform any covenant either expressed or implied contained herein and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any related document. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

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IN WITNESS WHEREOF, the Sponsor, the Trust and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

ALLY BANK, as Sponsor

By:	/s/ R.C. Farris
	Name:	R.C. Farris
	Title:	Assistant Treasurer

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:	/s/ Robert Harris
	Name:	Robert Harris
	Title:	Secretary

ALLY AUTO RECEIVABLES TRUST 2019-4, as the Trust

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

ATTACHMENT 1

AGREED UPON PROCEDURES

[ATTACHED]

Attachment A-1

Attachment 1

Agreed Upon Procedures

As indicated below, certain procedures were applied to an electronic copy of the master files pertaining to the pool of receivables as of [                    ], 20[    ] (the “Data Tape”) using electronic copies of the (i) retail instalment sale contract (the “Retail Contract”), (ii) evidence of title (the “Title Documents”), (iii) evidence of credit application (the “Credit Application”), and (iv) the customer correction letter, if any (collectively the “Retail Contract Information”). Certain other procedures were applied using data shown in, or derived from, electronic copies of the accounting system and other ancillary files. Capitalized terms used herein shall have the respective meanings assigned to them in Part I of Appendix A to the Servicing Agreement.

Pooling Agreement Section 3.01(a)(i)(1) – Secured by a Finance Vehicle

1.

For each of the Receivables, noted that the Title Documents lists Ally Financial Inc. or another subsidiary, including but not limited to Ally Bank, and its successors as lien holder and that no other lien holder was listed.

Pooling Agreement Section 3.01(a)(i)(1) – Existing Dealer Arrangement

2.

For each of the Receivables, determined that the original creditor was either the Seller or one of its subsidiaries or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of business.

Pooling Agreement Section 3.01(a)(i)(1) – Existing Dealer Arrangement

3.	For each of the Receivables, noted that the Dealer number field in the Data Tape was populated with a number.

Pooling Agreement Section 3.01(a)(i)(1) – Properly Executed

4.

For each of the Receivables, determined that the Retail Contract includes a buyer signature on the “Buyer Signs” line near an acknowledgement of the buyer’s agreement to the terms of the contract statement.

Pooling Agreement Section 3.01(a)(i)(1) – Existing Dealer Arrangement

5.	For each of the Receivables, compared the Dealer number field in the Data Tape to a list of existing Dealer numbers.

Pooling Agreement Section 3.01(a)(i)(1) – Validly Assigned

6.	For each of the Receivables, determined that the original creditor assigned its interest to the Seller or one of its subsidiaries.

Pooling Agreement Section 3.01(a)(i)(2) – Valid, Binding & Enforceable Contract; First Priority Security Interest

7.

For each of the Receivables, noted that the Title Documents lists Ally Financial Inc. or another subsidiary, including Ally Bank, and its successors as lien holder and that no other lien holder was listed. Step already performed in number 2 above.

Pooling Agreement Section 3.01(a)(i)(3) – Customary and Enforceable Provisions

8.

For each of the Receivables, determined that the Retail Contract was documented on a blank form approved by in-house legal counsel or that legal advice had been rendered that the Retail Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral.

Pooling Agreement Section 3.01(a)(i)(4) – Simple Interest Contract

9.

For each of the Receivables, noted that the Retail Contract is a simple finance contract or as also known in the industry as simple interest contracts where finance charges are figured on a daily basis.

Pooling Agreement Section 3.01(a)(i)(5) – Level Monthly Payments

10.

For each of the Receivables, noted that the “Amount of Payments” and “One Final Payment” amount, if applicable, per the Retail Contract do not differ by an amount greater than $5, and the “Amount of Payments” amount per the Retail Contract agreed to the amount listed in the account payment field in the Data Tape, which shall amortize the Amount Financed by maturity and shall yield finance charges at the Annual Percentage Rate.

Pooling Agreement Section 3.01(a)(i)(6) – Original Term

11.

For each of the Receivables, compared the original term on the Retail Contract and determined that it was not less than twelve (12) monthly payments and not greater than seventy-five (75) monthly payments and a remaining term of not less than three (3) monthly payments.

Pooling Agreement Section 3.01(a)(i)(7) – One Monthly Payment

12.	For each of the Receivables, compared the amount noted in the last payment received amount field and determined that at least one monthly payment was made.

Pooling Agreement Section 3.01(a)(ii)(1) – Schedule Payment Due Date

13.	For each of the Receivables, compared the date noted in the date first payment due field in the Data Tape to the first payment due date as indicated in the “When

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Payments Are Due, Monthly beginning” section of the Retail Contract, or as applicable, the Extension History Inquiry screen print to be on or after April 1, 2013.

Pooling Agreement Section 3.01(a)(ii)(2) – Origination Date

14.

For each of the Receivables, compared the date listed in purchase date field per the Data Tape to the date listed in the account date field per the accounting system, or if no date was noted in such field, to the account date field per the accounting system was on or after February 18, 2013.

Pooling Agreement Section 3.01(a)(ii)(3) – Not 30 days Past Due

15.

For each of the Receivables, noted that the next payment due date field per the Data Tape is not more than 30 days prior to the cutoff date of November 1, 2019 of the receivables pool and was not a Liquidating Receivable per the amount noted in the last payment received amount field.

Pooling Agreement Section 3.01(a)(ii)(4) – Annual Percentage Rate

16.

For each of the Receivables, compared the percentage noted in the annual percentage rate field per the Data Tape to the Annual Percentage Rate included on the Retail Contract, or as applicable, the Customer Correction Letter, and found them to be not greater than 19.00%.

Pooling Agreement Appendix B (1) – Valid and Continuing Security Interest

Satisfied by procedure number 20.

Pooling Agreement Appendix B (2) – Security Interest against Obligor

17.

For each of the Receivables, compared the buyer name and the Vehicle Identification Number as listed on the Retail Contract to the Title Documents and noted that the Title Documents lists Ally Financial Inc. or another subsidiary, including Ally Bank, and its successors as lien holder and that no other lien holder was listed. Step already performed in number 2 above.

Pooling Agreement Appendix B (3) – Chattel Paper

18.

For each of the Receivables, reviewed the opinion of in-house counsel to confirm that the Purchased Property constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC.

Pooling Agreement Appendix B (4) – Good and Marketable Title

19.

For each of the Receivables, reviewed the Title Documents to confirm that no other lien holder was listed at the time Ally Financial Inc., Ally Bank or another subsidiary’s lien was noted and the Retail Contract prohibited other lienholders.

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Pooling Agreement Appendix B (5) – Filed UCC Financing Statements

Satisfied by procedure number 20.

Pooling Agreement Appendix B (6) – No Other Security Interests

20.

For each of the Receivables, reviewed the Data Tape to determine that each Receivable is only in one pool of receivables, determined that the executed transaction documents contained a Security Interest opinion of outside counsel in connection with the transaction, and determined that a recent annual UCC opinion was issued.

Pooling Agreement Appendix B (7) – One Original Contract

21.

For each of the Receivables, determined that the original Retail Contract, which is (A) “tangible chattel paper,” was in the possession of the Custodian or with a third party vendor and reviewed the receivable file and other documents, if any that constitute or evidence the Purchased Property to determine that they do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Ally Auto Assets LLC or (B) “electronic chattel paper,” the face of such Retail Contract indicates it is an “authoritative copy.”

Pooling Agreement Section 3.01(b) – Schedule of Receivables

22.

For each of the Receivables, compared the original amount financed field per the Data Tape to amount listed under “Amount Financed” in the Truth-in-Lending disclosure on the contract and found them to be in agreement.

Pooling Agreement Section 3.01(c) – Compliance With Law

23.

For each of the Receivables, confirmed the Retail Contract was documented on blank forms approved by in-house legal counsel or that legal advice had been rendered that it satisfied state and federal consumer credit disclosure requirements.

Pooling Agreement Section 3.01(d) – Binding Obligation

24.

For each of the Receivables, determined that the Retail Contract includes a buyer signature on the “Buyer Signs” line near an acknowledgement of the buyer’s agreement to the terms of the contract statement. Step already performed in number 4 above.

Pooling Agreement Section 3.01(e) – Security Interest in Financed Vehicle

25.

For each of the Receivables, compared the buyer name and the Vehicle Identification Number as listed on the Retail Contract to the Title Documents and noted that the Title Documents lists Ally Financial Inc. or another subsidiary,

4

including Ally Bank, and its successors as lien holder and that no other lien holder was listed. Step already performed in numbers 1 and 17 above.

Pooling Agreement Section 3.01(f) – Receivable in Force

26.

For each of the Receivables, compared the current amount financed field per the Data Tape to an estimate of the current amount financed, calculated based on the original amount financed field, and the principal and interest payment amounts included in the Payment History per the accounting system, and found them to be greater than zero, reviewed the contract file for any indication of subordination or rescission and compared the buyer name and the Vehicle Identification Number as listed on the Retail Contract to the Title Documents and noted that the Title Documents lists Ally Financial Inc. or another subsidiary, including Ally Bank, and its successors as lien holder and that no other lien holder was listed. Last step already performed in number 2 above.

Pooling Agreement Section 3.01(g) – No Waiver

27.

For each of the Receivables, reviewed the receivable file for any indication that such Selected Receivable had been waived, altered, or modified in any respect between the Cutoff Date and the Closing Date except to the extent set forth in the receivable file; provided that no such modification has increased the number of originally scheduled due dates or the Amount Financed.

Pooling Agreement Section 3.01(h) – No Defenses

28.

For each of the Receivables, reviewed the receivable file for any indication that such Receivable had been rescinded, or that a right of setoff, counterclaim, or defense had been asserted or threatened with respect to any such Selected Receivable.

Pooling Agreement Section 3.01(i) – Insurance

29.	For each of the Receivables, noted that the Retail Contract requires the buyer to maintain insurance that covers the interest of the secured party.

Pooling Agreement Section 3.01(j) – Good Title

30.

For each of the Receivables, noted that the Title Documents list Ally Financial Inc. or another subsidiary, including Ally Bank, and its successors as lien holder and that no other lien holder was listed and has not been sold, transferred, assigned to any Person other than Ally Auto Assets LLC. First step already performed in test number 1 above.

5

Pooling Agreement Section 3.01(k) – One Original

31.

For each of the Receivables, determined that the Retail Contract includes a buyer signature and there is only one original executed copy (or with respect “electronic chattel paper” one “authoritative copy”).

Pooling Agreement Section 3.01(l) – Not a Negotiable Instrument

32.	For each of the Receivables, confirmed that a legal opinion of in-house counsel was delivered stating that such Receivable constitutes “chattel paper” (as such term is used in the UCC).

Pooling Agreement Section 3.02(c) – No Liens

33.

For each of the Receivables, reviewed the receivable file for any indication that such Receivable had a lien or a claim filed for work, labor or materials, and confirmed that no contribution failure with respect to any benefit plan sufficient to give rise to a lien under Section 303(K) of ERISA and no tax lien had been filed and no claim related thereto is being asserted with respect to any such Receivable.

Pooling Agreement Section 3.02(d) – Lawful Assignment

34.

For each of the Receivables, determined that the Retail Contract was documented on a blank form approved by in-house legal counsel or that legal advice had been rendered that the Retail Contract provides for the sale, transfer and assignment of such Receivable.

Pooling Agreement Section 3.02(e) – All Filings Made

Satisfied by procedure number 20.

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